Exhibit 99.1
For Immediate Release
Superior Well Services, Inc. Announces Pricing of Common Stock in Public Offering
Indiana, Pa., October 28, 2009 — Superior Well Services, Inc. (Nasdaq: SWSI) today announced the pricing of a public offering of 6.0 million shares of its common stock at $10.50 per share. All of the shares are being offered by Superior Well Services pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. Superior Well Services has also granted the underwriters an option to purchase up to an aggregate of 900,000 additional shares of common stock to cover over-allotments, if any. The Company intends to use the net proceeds from the offering, including any net proceeds from the underwriters’ exercise of their over-allotment option, to repay a portion of the indebtedness outstanding under the Company’s credit facility.
BofA Merrill Lynch is serving as book-running manager of the offering. A copy of the prospectus supplement, when available, and related base prospectus for the offering may be obtained on the SEC website at www.sec.gov. Alternatively, the underwriters will arrange to send you the prospectus supplement, when available, and related base prospectus if you request them by contacting: BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department or email Prospectus.Requests@ml.com.
This press release is neither an offer to sell nor a solicitation of an offer to buy any of the securities referred to above, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. An offering of any such securities will be made only by means of a prospectus supplement and related prospectus.
Except for historical information, statements made in this press release, including those relating to the offering and the use of proceeds from the offering are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by us based on our management’s experience and perception of historical trends, current conditions, expected future developments and other factors our management believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include, but are not limited to: a sustained or further decrease in domestic spending by the oil and natural gas exploration and production industry; a continued decline in or substantial volatility of crude oil and natural gas commodity prices; current weakness in the credit and capital markets and lack of credit availability; overcapacity and competition in our industry; our inability to comply with the financial and other covenants in our debt agreements as a result of reduced revenues and financial performance or our inability to raise sufficient funds through assets sales or equity issuances; unanticipated costs, delays or other difficulties in executing our growth strategy, including difficulties associated with the integration of the Diamondback asset acquisition; the loss of one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment; and other factors detailed in our SEC filings. We undertake no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in our filings with the SEC, which are incorporated by reference.
Additionally, there are certain risks related to the offering to which this communication relates, which include among other things: if our stock price fluctuates, investors could lose a significant part of their investment; sales of a substantial number of shares of the Company’s common stock in the public market could depress the market price of the common stock; the Company’s management and directors beneficially own, control or have substantial influence over a significant amount of the common stock, and their interests may conflict with investors’ interests and the concentration of ownership by such stockholders limits the influence of public stockholders; anti-takeover provisions could make it more difficult for a third party to acquire the Company; and because the Company has no plans to pay dividends on the common stock, investors must look solely to stock appreciation for a return on their investment.
SOURCE Superior Well Services, Inc.
Chris Peracchi
of Superior Well Services, Inc.
+1-724-403-9108
cperacchi@swsi.com